UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio		45334-0629
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2012, Thor Industries, Inc. (the “Company”) issued a press release announcing that Christian G. Farman, Senior Vice President, Treasurer and Chief Financial Officer, resigned from his positions with the Company effective October 12, 2012 to pursue other interests.

On October 15, 2012, the Company announced that Colleen Zuhl will serve as the Company’s interim Chief Financial Officer effective October 12, 2012 while the Company searches for a permanent replacement for Mr. Farman. Mrs. Zuhl, 46, joined the Company in June 2011 and previously served as Director of Finance from June 2011 to October 2012. Prior to joining the Company, Mrs. Zuhl served as Chief Financial Officer of All American Group, Inc. (formerly known as Coachmen Industries, Inc.) from August 2006 through June 2011. There is no arrangement or understanding between Mrs. Zuhl and any other person pursuant to which she was or is to be selected as an officer. Mrs. Zuhl has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mrs. Zuhl has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company in which the amount involved exceeded or exceeds $120,000.

A copy of the Company’s press release announcing Mr. Farman’s resignation and Mrs. Zuhl’s appointment as interim Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated October 15, 2012, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: October 15, 2012	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release, dated October 15, 2012, issued by the Company